Exhibit 99.1

FOR:	Consolidated Graphics, Inc

CONTACT:	Jon C. Biro
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Matt Steinberg/Katie Pyra
FTI Consulting, Inc.
(212) 850-5600

CONSOLIDATED GRAPHICS REPORTS FINANCIAL RESULTS FOR THE

QUARTER ENDED JUNE 30, 2013

First Quarter Highlights:

•                  Same store sales increased 1% year-over-year, following a .5% increase in the March 2013 quarter

•                  Adjusted Operating Income increased 211% to $8.7 million, or 3.7% of sales

•                  Adjusted Diluted Earnings Per Share increased 444% to $.49 per share

HOUSTON, TEXAS — August 7, 2013 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its first quarter ended June 30, 2013.

Revenue for the June 2013 quarter was $236.7 million, compared to $238.3 million for the same quarter last year, as an expected decline in election related business was partially offset by a 1% increase in same-store sales. Adjusted Operating Income increased 211% for the quarter to $8.7 million or 3.7% of revenue, compared to $2.8 million, or 1.2% of revenue last year. Adjusted Net Income increased 390% to $4.7 million for the quarter, compared to $1.0 million for the prior year. Adjusted Diluted Earnings Per Share for the June quarter increased 444% to $.49, compared to $.09 last year. Adjusted EBITDA increased 17% to $25.0 million for the quarter and Free Cash Flow was $14.4 million.

Operating income during the June 2013 quarter was $6.9 million and included other charges of $1.1 million, primarily related to accretion of the discount of liability attributable to our withdrawal from certain multi-employer pension plans and the impairment of certain long-lived assets. Operating income for the prior year quarter was $.5 million and included $1.7 million in other charges, primarily related to relocating certain production facilities. Net income for the June 2013 quarter was $3.6 million or $.37 diluted income per share, compared to a net loss of $.4 million or $.04 diluted loss per share last year.

Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics, commented “Compared to the prior year, we improved Adjusted Operating Income and same-store sales during the seasonally weak June quarter despite only moderate economic growth.  Our best in class employees, technology and printing solutions gives us a competitive edge and many opportunities for further growth as the economy continues to improve.”

CONSOLIDATED GRAPHICS REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

A reconciliation of the non-GAAP financial measures, Adjusted EBITDA, Free Cash Flow, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share to the most directly comparable GAAP financial measures are included in the attached tables and in the related Current Report on Form 8-K filed with the Securities and Exchange Commission. The Form 8-K also includes the basis for management’s use of these non-GAAP financial measures.

Consolidated Graphics, Inc. will host a conference call today, Wednesday, August 7, 2013, at 11:00 a.m. Eastern Time, to discuss its first quarter fiscal 2014 results. The conference call will be simultaneously broadcast live over the Internet on our website (www.cgx.com) and a subsequent archive of such call will also be available on our website.

Consolidated Graphics, Inc. (CGX), headquartered in Houston, Texas, is one of North America’s leading general commercial printing companies. With 70 printing businesses strategically located across 26 states, Toronto, Prague, and Gero, Japan, CGX offers an unmatched geographic footprint, unsurpassed capabilities, and unparalleled levels of convenience, efficiency and service. With locations in or near virtually every major U.S. market, CGX provides the service and responsiveness of a local printer enhanced by the economic, geographic and technological advantages of a large national organization.

Consolidated Graphics’ vast and technologically advanced sheetfed and web printing capabilities are complemented by the world’s largest integrated digital footprint. By coupling North America’s most comprehensive printing capabilities with strategically located fulfillment centers and industry-leading technology, CGX delivers end-to-end print production and management solutions that are based on the needs of our customers to improve their results. For more information, visit www.cgx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in which the Company discusses factors it believes may affect its performance or results in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding assumptions, expectations, beliefs and projections about future events or conditions. You can generally identify forward-looking statements by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “forecast,” “project,” “should” or “will” or other comparable words or the negative of such words. The accuracy of the Company’s assumptions, expectations, beliefs and projections depends on events or conditions that change over time and are thus susceptible to change based on actual experience, new developments and known and unknown risks, including those created by general market conditions, competition and the possibility that events may occur beyond the Company’s control, which may limit its ability to maintain or improve its operating results or financial condition or acquire additional printing businesses. The Company gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The Company’s actual future results might differ from the forward-looking statements made in this press release for a variety of reasons, which include weakness in the economy, financial stability of its customers, the sustained growth of its digital printing business, seasonality of election-related business, its ability to adequately manage business expenses, including labor costs, the unfavorable outcome of legal proceedings, the lack of or adequacy of insurance coverage for its operations, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, satisfactory labor relations, the potential for additional goodwill impairment charges, or charges related to our withdrawal from multi-employer pension plans, its ability to identify new acquisition opportunities, negotiate and finance such acquisitions on acceptable terms and successfully absorb and manage such acquisitions in a timely and efficient manner, as well as other risks described under the heading “Risk Factors” of our Annual Report on Form 10-K and the risk factors and cautionary statements described in the other documents the Company files or furnishes from time to time with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of the foregoing risks or uncertainties materialize, or should the Company’s underlying assumptions, expectations, beliefs or projection prove incorrect, the Company’s actual results may vary materially from those anticipated in its forward-looking statements, and its business, financial condition and results of operations could be materially and adversely affected.

Regulation G Reconciliation

This press release also contains references to the non-GAAP financial measures of Adjusted EBITDA, which we define as earnings, or net income, before interest, income taxes, depreciation and amortization, goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, non-cash foreign currency transaction gains and losses and net losses/gains from asset dispositions, Free Cash Flow, which we define as net cash provided by operating activities less capital expenditures plus proceeds from assets dispositions, Adjusted Operating Income, which we define as operating income before goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense, and non-cash foreign currency transaction net gains and losses, Adjusted Operating Margin, which we define as Adjusted Operating Income divided by sales, Adjusted Net Income, which we define as net income before goodwill impairment charges, other charges and accretion of pension liability, share-based compensation expense,  non-cash foreign currency transaction net gain and losses, all net of tax, and Adjusted Diluted Earnings Per Share, which we define as Adjusted Net Income divided by diluted weighted average number of common shares outstanding. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the tables below. Management’s opinion regarding the usefulness of these non-GAAP financial measures to investors and a description of the ways in which management used such measures can be found in the related Current Report on Form 8-K we filed with the Securities and Exchange Commission.

(Tables to follow)

# # #

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Income Statements

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2013	2012	Change
			$	%
Sales	$236,670	$238,310	(1,640)	(1)
Cost of Sales	181,369	187,968	(6,599)	(4)
Gross Profit	55,301	50,342	4,959	10
Selling Expenses	23,450	23,799	(349)	(1)
General and Administrative Expenses	23,828	24,503	(675)	(3)
Other Charges	1,133	1,669	(536)	(32)
Other Income	(26)	(123)	97	79
Operating Income	6,916	494	6,422	1,300
Interest Expense	1,080	1,500	(420)	(28)
Income (Loss) before Taxes	5,836	(1,006)	6,842	nm
Income Tax Expense (Benefit)	2,236	(558)	2,794	nm
Net Income (Loss)	$3,600	$(448)	4,048	nm

Earnings (Loss) Per Share
Basic	$.37	$(.04)
Diluted	$.37	$(.04)

Weighted Average Shares Outstanding
Basic	9,636	10,172
Diluted	9,677	10,172

Effective Income Tax Rate	38.3%	55.5%

nm- not meaningful

CONSOLIDATED GRAPHICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts, and unaudited)

	June 30, 2013	March 31, 2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,997	$12,217
Accounts receivable, net	155,170	164,647
Inventories	62,774	55,389
Prepaid expenses	13,487	15,877
Deferred income taxes	10,607	10,215
Total current assets	251,035	258,345
PROPERTY AND EQUIPMENT, net	331,119	343,832
GOODWILL	23,629	23,870
OTHER INTANGIBLE ASSETS, net	10,974	11,936
OTHER ASSETS	5,359	6,660
	$622,116	$644,643
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$17,323	$20,550
Accounts payable	87,007	83,578
Accrued liabilities	61,949	71,974
Total current liabilities	166,279	176,102
LONG-TERM DEBT, net of current portion	88,777	103,134
OTHER LIABILITIES	44,348	44,255
DEFERRED INCOME TAXES, net	40,530	42,778
Total liabilities	339,934	366,269
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 9,637,642 and 9,633,475 issued and outstanding	96	96
Additional paid-in capital	155,399	154,657
Retained earnings	127,739	124,139
Accumulated other comprehensive income (loss)	(1,052)	(518)
Total shareholders’ equity	282,182	278,374
	$622,116	$644,643

Total debt	$106,100	$123,684
Debt-to-total capitalization	27%	31%

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2013	2012

Net income (loss)	$3,600	$(448)
Income tax expense (benefit)	2,236	(558)
Interest expense, net	1,080	1,500
Depreciation and amortization	16,636	18,506
Other charges	1,133	1,669
Share-based compensation expense	742	707
Non-cash foreign currency transaction gain	(66)	(67)
Net (gain) loss from asset dispositions	(335)	94
Adjusted EBITDA	$25,026	$21,403

Net cash provided by operating activities	$17,145	$22,037
Capital expenditures	(5,608)	(15,278)
Proceeds from asset dispositions	2,890	205
Free Cash Flow	$14,427	$6,964

Operating income	$6,916	$494
Other charges	1,133	1,669
Share-based compensation expense	742	707
Non-cash foreign currency transaction gain	(66)	(67)
Adjusted Operating Income	$8,725	$2,803
Adjusted Operating Margin	3.7%	1.2%

Net income (loss)	$3,600	$(448)
Other charges	1,133	1,669
Tax benefit of other charges	(442)	(651)
Share-based compensation expense, net of taxes	453	431
Non-cash foreign currency transaction gain, net of taxes	(40)	(41)
Adjusted Net Income	$4,704	$960

CONSOLIDATED GRAPHICS, INC.

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share amounts, and unaudited)

	Three Months Ended
	June 30,
	2013	2012

Diluted earnings (loss) per share	$.37	$(.04)
Other charges	.12	.16
Tax benefit of other charges	(.05)	(.06)
Share-based compensation expense, net of taxes	.05	.04
Non-cash foreign currency transaction gain, net of taxes	—	—
Adjustment for diluted shares outstanding	—	(.01)
Adjusted Diluted Earnings Per Share	$.49	$.09